EXHIBIT 4



               AMENDMENT NO. 10 TO AMENDED AND RESTATED CREDIT
            AGREEMENT, AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT
                   AND AMENDMENT NO. 2 TO CREDIT AGREEMENT


          AMENDMENT NO. 10, dated as of October 14, 1994, to Amended and Restated Credit Agreement dated as of October 24, 1988, as amended, by and among FORT HOWARD CORPORATION ("Company"), each of the financial institutions (collectively, "1988 Lenders"; each, a "1988 Lender") signatory thereto, BANKERS TRUST COMPANY, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE BANK OF NOVA SCOTIA, CHEMICAL BANK, THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH and WELLS FARGO BANK, N.A., as lead managers (collectively, "1988 Lead Managers"), and BANKERS TRUST COMPANY, as agent for 1988 Lenders (in such capacity, "1988 Agent"), AMENDMENT NO. 4, dated as of October 14, 1994, to Note Purchase Agreement, dated as of September 11, 1991, by and among Company and the persons listed on the signature pages thereto (the "Initial Purchasers") and AMENDMENT NO. 2, dated as of October 14, 1994, to Credit Agreement, dated as of March 22, 1993, by and among Company, each of the financial institutions (collectively, "1992 Lenders"; each, a "1992 Lender") signatory thereto and BANKERS TRUST COMPANY, as agent for 1992 Lenders (in such capacity, "1992 Agent") (Amendment No. 10 to Amended and Restated Credit Agreement, together with Amendment No. 4 to Note Purchase Agreement and Amendment No. 2 to Credit Agreement, collectively, this "Amendment").


                               R E C I T A L S :


          A. Company (as successor in interest to FH Acquisition Corp.), 1988 Lead Managers, 1988 Agent and 1988 Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of October 24, 1988, which Amended and Restated Credit Agreement was amended by Amendment No. 1, dated as of February 21, 1989, Amendment No. 2, dated as of October 20, 1989, Amendment No. 3, dated as of November 14, 1989, Amendment No. 4, dated as of November 9, 1990, Amendment No. 5, dated as of December 19, 1990, Amendment No. 6, dated as of September 6, 1991, Amendment No. 7, dated as of December 2, 1991, Second Amended and Restated Amendment No. 8, dated as of March 4, 1993 and Amendment No. 9, dated as of December 31, 1993, each among Company, 1988 Lenders, 1988 Lead Managers and 1988 Agent (such Amended and Restated Credit Agreement, as so amended, the "1988 Credit Agreement").

          B. Company and the Initial Purchasers (or their successors in interest) are parties to that certain Note Purchase Agreement, dated as of September 11, 1991, which Note Purchase Agreement was amended by Amendment No. 1, dated as of December 2, 1991, Second Amended and Restated Amendment No. 2, dated as of March 4, 1993, and Amendment No. 3, dated as of December 31, 1993 (such Note Purchase Agreement, as so amended, the "Senior Note Purchase Agreement").

          C. Company, 1992 Lenders and 1992 Agent are parties to that certain Credit Agreement, dated as of March 22, 1993 which Credit Agreement was amended by Amendment No. 1, dated as of December 31, 1993 (such Credit Agreement, as so amended, the "1992 Credit Agreement").

          D. Company has requested that (i) 1988 Agent, Lead Managers and each 1988 Lender agree to amend certain provisions of the 1988 Credit Agreement and, by operation of the provisions of Section 12.04 of the Senior Note Purchase Agreement, certain provisions of the Senior Note Purchase Agreement and (ii) 1992 Agent and each 1992 Lender agree to amend certain provisions of the 1992 Credit Agreement.


                             A G R E E M E N T :


          The parties hereto agree as follows:

          SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein that is defined in any of the 1988 Credit Agreement, the Senior Note Purchase Agreement or the 1992 Credit Agreement (including those terms that are defined in the 1988 Credit Agreement, the Senior Note Purchase Agreement or the 1992 Credit Agreement after giving effect to this Amendment) shall have the meaning assigned to such term in the 1988 Credit Agreement, the Senior Note Purchase Agreement or the 1992 Credit Agreement, respectively, as the context requires. Unless the context otherwise requires, each reference in any provision to be incorporated hereby into the 1988 Credit Agreement, the Senior Note Purchase Agreement or the 1992 Credit Agreement to "hereof," "hereunder," "herein" and "hereby" shall, from and after the date hereof, refer to the 1988 Credit Agreement, the Senior Note Purchase Agreement or the 1992 Credit Agreement, respectively, as amended by this Amendment.


          SECTION 2. Amendments to Subsection 1.2 of the 1988 Credit Agreement, Section 1.02 of the Senior Note Purchase Agreement and Subsection
1.2 of the 1992 Credit Agreement. Subsection 1.2 of the 1988 Credit Agreement,
Section 1.02 of the Senior Note Purchase Agreement and Subsection 1.2 of the 1992 Credit Agreement shall each be amended to add at the end thereof the following paragraph: "Furthermore, anything herein to the contrary nowithstanding, for purposes of the financial covenants herein entitled "Consolidated Current Ratio", "Interest Coverage Ratio" and "Maximum Leverage Ratio" (such financial covenants, the "Financial Covenants") calculated as of dates occurring or for periods ending on or before December 31, 1996, a Special Reserve, as defined below, shall be excluded from all Financial Covenants calculations. In addition, for purposes of any Financial Covenants calculated as of dates occurring or for periods ending on or before December 31, 1996, Special Reserve Charges, as defined below, shall be included for all Financial Covenants calculations; provided, however, that any Special Reserve remaining on January 1, 1997 shall be included for all Financial Covenants calculations.


          "Special Reserve" is defined as follows: That one time reserve, established by the Company on or before December 31, 1994, in an amount not to exceed $50 million and consisting of charges relating to future expenditures of the Company with respect to environmental, restructuring, refinancing and other related charges.

          "Special Reserve Charges" is defined as follows:
          That yearly amount, not to exceed in the aggregate $50 million, that is charged against the Special Reserve for charges and expenses actually incurred by the Company with respect to environmental, restructuring, refinancing and other related charges.


          SECTION 3. Amendments to Subsection 6.6B of the 1988 Credit Agreement, Section 9.06B of the Senior Note Purchase Agreement and Subsection 6.6B of the 1992 Credit Agreement. Subsection 6.6B of the 1988 Credit Agreement, Section 9.06B of the Senior Note Purchase Agreement and subsection 6.6B of the 1992 Credit Agreement shall each be amended by deleting the ratio "1.50:1.0" therein set forth under the heading "More than $400M" on each of the lines captioned "Beginning on January 1, 1994 and ending on December 31, 1994" and "Beginning on January 1, 1995 and ending on December 31, 1995" and inserting in lieu of each thereof the ratio "1.25:1.0".


          SECTION 4. Amendments to Subsection 6.6C of the 1988 Credit Agreement, Section 9.06C of the Senior Note Purchase Agreement and Subsection 6.6C of the 1992 Credit Agreement. Subsection 6.6C of the 1988 Credit Agreement, Section 9.06C of the Senior Note Purchase Agreement and subsection 6.6C of the 1992 Credit Agreement shall each be amended (i) by substituting the following for the line beginning with "January 1, 1995 and thereafter" and ending with "0.75" in the second chart contained therein:


January 1,  0.60:1.0  0.63:1.0  0.66:1.0  0.69:1.0  0.72:1.0  0.85:1.0
1995
to and
including
December 31,
1995


January 1,  0.60:1.0  0.63:1.0  0.66:1.0  0.69:1.0  0.72:1.0  0.75:1.0
1996
and
thereafter


and (ii) by substituting a period for the phrase "and to 0.80:1.0 (in respect of the period, to the extent applicable, from January 1, 1995 to and including December 31 1995)." in the proviso following such second chart.


          SECTION 5.  Conditions to Effectiveness of Amendment.

          This Amendment shall become effective when 1988 Agent and 1992 Agent shall have received (i) duly executed counterparts hereof that have been executed at the time and in the manner as provided in subsection 9.7 of the 1988 Credit Agreement, Section 12.04 of the Senior Note Purchase Agreement and subsection 9.7 of the 1992 Credit Agreement, it being understood that delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and (ii) the following documents with sufficient copies, where appropriate, for each 1988 Lender, 1992 Lender and CG&R:

          (a) an Officer's Certificate of Company, in the form of Exhibit A annexed to this Amendment;

          (b) an opinion of James W. Nellen, II, Vice President and General Counsel to Company, in form and substance reasonably satisfactory to 1988 Agent and 1992 Agent; and

          (c) an opinion of Shearman & Sterling, counsel to Company, in form and substance reasonably satisfactory to 1988 Agent and 1992 Agent as to the enforceability of this Amendment and such other matters as 1988 Agent and 1992 Agent shall reasonably request.

          The parties constituting 1988 Lenders hereby authorize 1988 Agent, and the parties constituting 1992 Lenders hereby authorize 1992 Agent, to deliver to Company an instrument acknowledging on behalf of Lenders and 1992 Lenders the satisfaction of the conditions specified in this Section 5.

          SECTION 6. Consent Fee. Company agrees to pay to each of the 1988 Lenders, the Initial Purchasers and the 1992 Lenders that execute and deliver to Bankers Trust Company a signature page to this Amendment on or before October 11, 1994 a consent fee equal to .05% of the principal amount of Loans and Commitments, the Senior Notes or the 1992 Loans held by such 1988 Lender, Initial Purchaser or 1992 Lender, respectively.

          SECTION 7. Representations and Warranties of Company; Breach of Agreement. Company hereby represents and warrants to 1988 Lenders, Purchasers and 1992 Lenders that the representations, agreements and warranties of Company set forth in the 1988 Credit Agreement as amended, supplemented or modified by this Amendment (except for the representations and warranties set forth in subsections 4.1C, 4.13B and 4.13C of the 1988 Credit Agreement) are true and correct in all material respects to the same extent as though made on and as of the date hereof, except that such representations and warranties need not be true and correct to the extent that changes in facts and conditions on which such representations and warranties are based are required or permitted under the 1988 Credit Agreement as so amended, supplemented or modified; the certifications set forth in the form of Officers' Certificate of Company described in Section 5 of this Amendment are incorporated into this Amendment by this reference as representations and warranties of Company. In the event any of the representations or warranties referred to in the immediately preceding sentence is untrue in any material respect or in the event Company shall breach any agreement on its part to be performed or observed pursuant to this Amendment, 1988 Agent, 1988 Lead Managers, Purchasers, 1988 Lenders and 1992 Lenders shall have the rights and remedies contemplated in the 1988 Credit Agreement, in the Senior Note Purchase Agreement and in the 1992 Credit Agreement to the same extent as if such representations and warranties or agreements were set forth therein.

          SECTION 8.  Waiver; Certain Obligations of Company.
Except as expressly contemplated in this Amendment, all terms, provisions, covenants, representations, warranties, agreements and conditions of Company contained in the 1988 Credit Agreement, the Senior Note Purchase Agreement and the 1992 Credit Agreement shall remain in full force and effect and shall not otherwise be deemed to be waived, modified or amended hereby.

          SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          SECTION 10. Counterparts; Amendments. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The provisions of this Amendment may be amended or waived by the same parties that would be required to amend or waive such provisions if such provisions were set forth in the 1988 Credit Agreement, the Senior Note Purchase Agreement and the 1992 Credit Agreement.



            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                    FORT HOWARD CORPORATION


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                    1988 LENDERS, PURCHASERS AND 1992
                                    LENDERS:

                                    BANKERS TRUST COMPANY,
                                    Individually and as 1988 Lead
                                    Manager, 1988 Agent and 1992
                                    Agent


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:








                                                                  EXHIBIT A
                        [Form of Officer's Certificate]


                           FORT HOWARD CORPORATION

                            Officers' Certificate

     Reference is made to (i) that certain Amended and Restated Credit Agreement dated as of October 24, 1988 (as amended to date, the "1988 Credit Agreement") among FH Acquisition Corp. (which has been merged into Fort Howard Corporation, a Delaware corporation, "Company") and the lenders listed therein and Bankers Trust Company, Bank of America National Trust and Savings Associations, The Bank of Nova Scotia, Chemical Bank, The Industrial Bank of Japan, Limited, New York Branch, and Wells Fargo Bank, N.A., as Lead Managers, and Bankers Trust Company, as Agent, (ii) that certain Note Purchase Agreement dated as of September 11, 1991 (as amended to date, the "Note Purchase Agreement") among Company and the other Persons listed on the signature pages thereto, and (iii) that certain Credit Agreement dated as of March 22, 1993 (as amended to date, the "1992 Credit Agreement") among Company, the lenders listed therein and Bankers Trust Company, as Agent (capitalized terms not defined herein have the meanings assigned to them in the 1988 Credit Agreement, the Note Purchase Agreement and the 1992 Credit Agreement, as the context requires).

     The undersigned, Kathleen J. Hempel and R. Michael Lempke, being the duly elected, qualified and acting Vice Chairman and Treasurer, respectively, of the Company do hereby certify, as of the date hereof, as follows:

     1. No Event of Default or Potential Event of Default has occurred and is continuing.

     2. The execution, delivery and performance of Amendment No. 10 to the 1988 Credit Agreement, Amendment No. 4 to the Note Purchase Agreement and Amendment No. 2 to the 1992 Credit Agreement, each dated as of October __, 1994 (collectively, the "1994 Amendment"), and the continued performance of the 1988 Credit Agreement, the Note Purchase Agreement, and the 1992 Credit Agreement do not (i) violate (x) any provision of law applicable to Company,
(y) the Certificate of Incorporation or By-laws of Company, or (z) any order, judgment or decree of any court or other agency of government binding on Company; (ii) conflict with, result in a breach of or constitute a default under any Contractual Obligation of Company; or (iii) result in the creation of any Lien upon any of the properties or assets of Company.

     IN WITNESS WHEREOF, we have each hereunto signed our respective names as of the ____ day of October, 1994.

                                  ________________________________
                                   Kathleen J. Hempel
                                   Vice Chairman and
                                   Chief Financial Officer

                                   _______________________________
                                   R. Michael Lempke
                                   Vice President and Treasurer